Exhibit 3.1

CERTIFICATE OF FORMATION OF

OYSTER MERGER SUB II, LLC

Dated as of July 27, 2021

This Certificate of Formation of Oyster Merger Sub II, LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.     Name.  The name of the limited liability company formed hereby is Oyster Merger Sub II, LLC (the “Company”).

2.     Registered Office.  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.     Registered Agent.  The name and address of the registered agent of the Company is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Oyster Merger Sub II, LLC as of the date first above written.

/s/ Anthony D’Adamio
Name:	Anthony D’Adamio
Title:	Authorized Person

Signature Page to Certificate of Formation of Oyster Merger Sub II, LLC